                                                                   EXHIBIT 10.05

                              AT HOME CORPORATION

                           STOCK PURCHASE AGREEMENT

                                April 11, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1. Purchase and Sale of Stock..............................................   1
   1.1    Sale and Issuance of Series C Convertible Preferred Stock........   1
   1.2    Closing..........................................................   1

2. Representations, Warranties and Covenants of the Company................   1
   2.1    Organization, Good Standing and Qualification....................   1
   2.2    Certificate of Designation and Certificate of Amendment..........   2
   2.3    Capitalization...................................................   2
   2.4    Outstanding Securities...........................................   3
   2.5    Current Board....................................................   3
   2.6    Subsidiaries.....................................................   4
   2.7    Authorization....................................................   4
   2.8    Consents and Approvals; No Conflict..............................   4
   2.9    Valid Issuance of Purchased and Conversion Shares................   5
   2.10   No Registration Required.........................................   5
   2.11   Litigation.......................................................   5
   2.12   Status of Proprietary Assets.....................................   6
   2.13   Registration Rights..............................................   6
   2.14   Title to Property and Assets.....................................   6
   2.15   Financial Statements; Undisclosed Liabilities;
            No Material Adverse Changes....................................   7
   2.16   Disclosure.......................................................   7
   2.17   ERISA Plans......................................................   7
   2.18   Tax Returns and Payments.........................................   8
   2.19   Labor Agreements and Actions.....................................   8
   2.20   Governmental Consents............................................   8
   2.21   Brokers or Finders...............................................   8
   2.22   Registration Rights Agreement....................................   9
   2.23   Reasonable Efforts...............................................   9
   2.24   Material Agreements..............................................   9
   2.25   Compliance with Law..............................................   9
   2.26   Environmental Matters............................................   9
   2.27   Insurance........................................................  10
   2.28   Employee Confidentiality Agreement...............................  10
   2.29   Dividends........................................................  10

3. Representations, Warranties and Covenants of the Purchasers.............  10
   3.1    Experience.......................................................  10
   3.2    Investment.......................................................  10
   3.3    Accredited Purchaser Status......................................  11
   3.4    Restricted Securities............................................  11
   3.5    Authorization....................................................  11

                          TABLE OF CONTENTS
                          -----------------
                             (Continued)

                                                                            Page
                                                                            ----
   3.6    Consents and Approvals; No Conflict..............................  12
   3.7    Disclosure of Information........................................  12
   3.8    Information Concerning Purchaser.................................  12
   3.9    Brokers or Finders...............................................  12
   3.10   Registration Rights Agreement....................................  13
   3.11   Reasonable Efforts...............................................  13

4. Transfer Restrictions; Preferred Stockholder's Right of First Refusal;
   Company Right of First Offer; Legends; Notations........................  13
   4.1    Transfer Restrictions............................................  13
   4.2    Company Right of First Offer.....................................  15
   4.3    Voting Agreement.................................................  16
   4.4    Legends; Notations...............................................  16

5. Hart-Scott-Rodino Act...................................................  17

6. Conditions to the Purchasers' Obligations at Closing....................  17
   6.1    Correctness of Representations and Warranties....................  18
   6.2    Performance of Agreements........................................  18
   6.3    Certificate of Designation and Certificate of Amendment..........  18
   6.4    Securities Exemption.............................................  18
   6.5    No Material Litigation...........................................  18
   6.6    Government Approvals and Consents................................  18
   6.7    Proceedings and Documents........................................  18
   6.8    Opinion of Company Counsel.......................................  19
   6.9    Registration Rights Agreement....................................  19
   6.10   Delivery of Stock Certificates...................................  19
   6.11   Waiver of Existing Rights........................................  19
   6.12   Minimum Investment...............................................  19

7. Conditions to the Company's Obligations at Closing......................  19
   7.1    Correctness of Representations and Warranties....................  19
   7.2    Performance of Agreements........................................  20
   7.3    No Material Litigation...........................................  20
   7.4    Securities Exemption.............................................  20
   7.5    Government Approvals and Consents................................  20
   7.6    Proceedings and Documents........................................  20
   7.7    Registration Rights Agreement....................................  20
   7.8    Payment of Purchase Price........................................  21
   7.9    Minimum Investment...............................................  21

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

                                                                            Page
                                                                            ----
8. Preemptive Rights.......................................................  21
   8.1    Certain Definitions..............................................  21
   8.2    Preemptive Rights................................................  22
   8.3    Termination of Preemptive Rights.................................  24

9. Certain Agreements of the Company.......................................  24
   9.1    Information Rights...............................................  24
   9.2    Support for Rule 144 Transfers...................................  25
   9.3    Issuances to Officers............................................  25

10.Miscellaneous...........................................................  25
   10.1   Governing Law....................................................  25
   10.2   Survival.........................................................  25
   10.3   Successors and Assigns...........................................  25
   10.4   Limitation on Rights of Others...................................  26
   10.5   Entire Agreement; Amendment......................................  26
   10.6   Notices, Etc.....................................................  27
   10.7   Delays or Omissions..............................................  27
   10.8   Expenses.........................................................  27
   10.9   Counterparts.....................................................  28
   10.10  Severability.....................................................  28
   10.11  Obligations Several, Not Joint...................................  28
   10.12  Currency.........................................................  28

EXHIBITS
--------

Exhibit A     Schedule of Purchasers

Exhibit B-1   Certificate of Designation

Exhibit B-2   Certificate of Amendment

Exhibit C     Third Amended and Restated Registration Rights Agreement

Exhibit D     Information Concerning Purchasers

Exhibit E     Opinion of Counsel

Exhibit F     Opinion of Richards, Layton & Finger, P.A.

SCHEDULES
---------

Schedule 3.6  Purchaser Consents, Approvals and Conflicts

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS STOCK PURCHASE AGREEMENT ("AGREEMENT") is made as of April 11, 1997, by and among AT HOME CORPORATION, a Delaware corporation (the "COMPANY"), and the parties listed on Exhibit A to this Agreement (each, a "PURCHASER" and
                      ---------
collectively, the "PURCHASERS").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Stock.
          --------------------------

          1.1  Sale and Issuance of Series C Convertible Preferred Stock.
               ---------------------------------------------------------
Subject to the terms and conditions of this Agreement, (a) the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at the Closing, the number of shares of the Company's Series C Convertible Participating Preferred Stock, par value $.01 per share (the "SERIES C PREFERRED"), set forth beside each Purchaser's name on

Exhibit A, at a price of $200.00 per share.  (The shares of Series C Preferred
---------
being acquired pursuant to this Agreement are collectively referred to herein as the "PURCHASED SHARES").

          1.2  Closing.  The closing of the purchase and sale of the Purchased
               -------
Shares (the "CLOSING") shall take place at the offices of Fenwick & West LLP, 2 Palo Alto Square, Palo Alto, California 94306, or such other place as the Company and the Purchasers who have agreed to purchase a majority of the Purchased Shares listed on Exhibit A shall mutually agree, at 10:00 a.m., local
                           ---------
time, on a mutually agreed date occurring no later than the 10th day following the satisfaction or waiver of the conditions to Closing set forth in Sections 6 and 7 hereof (other than any such conditions which are capable of being satisfied only as of the Closing), but in no event later than April 16, 1997. The date on which the Closing occurs is referred to herein as the "CLOSING DATE." At the Closing, the Company shall deliver to each Purchaser a certificate or certificates registered in the name of such Purchaser representing the number of Purchased Shares that such Purchaser has agreed to purchase hereunder as shown in Exhibit A against payment of the purchase price
                               ---------
therefor in cash or by wire transfer in immediately available funds.

     2.  Representations, Warranties and Covenants of the Company.  The Company
         --------------------------------------------------------
hereby represents and warrants to, and covenants with, each of the Purchasers as follows, except as set forth in the Schedule of Exceptions ("SCHEDULE OF EXCEPTIONS") delivered to the Purchasers (which Schedule of Exceptions shall be deemed to be representations and warranties to the Purchasers by the Company under this Section 2):

          2.1  Organization, Good Standing and Qualification.  The Company and
               ---------------------------------------------
the Subsidiary (as hereinafter defined) are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and California, respectively, and have all requisite corporate power and authority to carry on their respective businesses as currently conducted and as currently proposed to be conducted. The Company and the Subsidiary each have qualified to do business and are in good standing for tax purposes in each jurisdiction in which the failure to so qualify and remain in good standing for tax purposes would have a material adverse effect on the business, properties, prospects or financial condition of the Company and the Subsidiary taken as a whole. The Company has delivered to each of the

Purchasers true and accurate copies of (i) the Company's Third Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment to Third Amended and Restated Certificate of Incorporation in the form delivered to the Purchasers, which will be filed before the Closing (collectively, the "RESTATED CERTIFICATE") and Amended and Restated Bylaws (the "RESTATED BYLAWS"), and (ii) the Subsidiary's Articles of Incorporation and Bylaws, each as amended through, and in effect on, the date hereof. Other than the filing of the Certificate of Designation (as defined below) and the Certificate of Amendment (as defined below), there shall be no amendments to, or other actions taken with respect to, the Restated Certificate or the Restated Bylaws prior to the Closing.

          2.2  Certificate of Designation and Certificate of Amendment.  The
               -------------------------------------------------------
Board of Directors and the stockholders of the Company have duly approved and adopted the Certificate of Designation of the Company attached hereto as Exhibit
                                                                         -------
B-1 setting forth the preferences, and relative, participating, optional and
---
other special rights and qualifications, limitations and restrictions of the Series C Preferred (the "CERTIFICATE OF DESIGNATION") pursuant to the Restated Certificate and Section 151 of the Delaware General Corporation Law (the "DGCL") and the Board of Directors and stockholders of the Company have duly approved and adopted the Certificate of Amendment attached hereto as Exhibit B-2 pursuant
                                                            -----------
to Section 242 of the DGCL (the "CERTIFICATE OF AMENDMENT").

          2.3  Capitalization.  Upon the filing of the Certificate of
               --------------
Designation with the Secretary of State of Delaware, the authorized capital stock of the Company shall consist of 180,277,660 shares of common stock, par value $.01 per share (the "COMMON STOCK"), and 14,522,613 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"). The authorized shares of Common Stock shall be allocated as follows: (a) 150,000,000 shares shall be designated as "Series A Common Stock," (b) 15,400,000 shares shall be designated as "Series B Common Stock," and (c) 14,877,660 shares shall be designated as "Series K Common Stock." The authorized shares of Preferred Stock shall be allocated as follows: (i) 727,865 shares shall be designated as Series AM Convertible Participating Preferred Stock, par value $.01 per share (the "SERIES AM PREFERRED"), (ii) 1,553,000 shares shall be designated as Series AT Convertible Participating Preferred Stock, par value $.01 per share (the "SERIES AT PREFERRED"), (iii) 727,865 shares shall be designated as Series AX Convertible Participating Preferred Stock, par value $.01 per share (the "SERIES AX PREFERRED" and together with the Series AM Preferred and the Series AT Preferred, the "SERIES A PREFERRED"), (iv) 350,000 shares shall be designated as Series C Preferred, (v) 743,883 shares shall be designated as Series K Convertible Participating Preferred Stock, par value $.01 per share (the "SERIES K PREFERRED"), (vi) 770,000 shares shall be designated as Series T Convertible Participating Preferred Stock (the "SERIES T PREFERRED") and (vii) 9,650,000 shares shall be undesignated as to series and shall be issuable pursuant to authority granted in the Restated Certificate to the Board of Directors (the "SERIES PREFERRED STOCK"). Prior to the Closing, the Company shall have reserved and shall thereafter at all times keep reserved (x) such number of shares of Series B Common Stock as is sufficient to provide for the conversion of the Series T Preferred outstanding from time to time, (y) such number of shares of Series K Common Stock as is sufficient to provide for the conversion of the Series K Preferred outstanding from time to time, and (z) such number of shares of Series A Common Stock as is sufficient to provide for the conversion of the Series A Preferred and the Series C Preferred outstanding from time to time, the Series B Common Stock outstanding from time to time or issuable upon conversion of the Series T Preferred, and the Series K Common Stock outstanding from time to time or issuable upon conversion of the Series K Preferred. (The shares of Series A Common Stock issuable upon conversion of the Purchased Shares are sometimes referred to herein as the "CONVERSION SHARES.") The authorized capital stock of the Subsidiary consists of 10,000,000 shares of common stock, without par value, and 5,000,000 shares of preferred stock, without par value.

          2.4  Outstanding Securities.  As of the date of this Agreement, the
               ----------------------
outstanding securities of the Company consist of 13,356,327 shares of Series A Common Stock, 727,865 shares of the Series AM Preferred, 1,553,000 shares of the Series AT Preferred, 727,865 shares of the Series AX Preferred, 743,883 shares of the Series K Preferred, 770,000 shares of the Series T Preferred, options to purchase an aggregate of 737,500 shares of Series A Common Stock, a warrant to purchase 200,000 shares of Series A Common Stock and warrants to be sold to Rogers Cablesystems Limited ("ROGERS") and Shaw Cablesystems Ltd. ("SHAW") or any other entity affiliated with Rogers and/or Shaw (collectively, the "CANADIAN PURCHASERS") to purchase 100,000 shares of the Series C Preferred initially convertible into an aggregate of 2,000,000 shares of Series A Common Stock (the "CANADIAN MSO WARRANTS"), subject to purchase by the Canadian Purchasers of Series C Preferred hereunder. The Company has reserved for issuance pursuant to its 1996 Incentive Stock Option Plan and its 1996 Incentive Stock Option Plan No. 2 (collectively, the "OPTION PLANS") an aggregate of 16,000,000 shares of Series A Common Stock for issuance to employees, officers, directors, consultants and independent contractors of the Company (less the number of
                                                        ----
shares of Series A Common Stock purchased outside the Option Plans by employees, officers, directors, consultants and independent contractors of the Company, whether such purchases occur before or after the dates of the Plans, unless specifically provided otherwise in a resolution adopted by the Company's Board of Directors at the time it approves the sale of Series A Common Stock to such employee, officer, director, consultant or independent contractor, and plus the
                                                                       ----
number of shares of Series A Common Stock repurchased by the Company upon termination of any such person's employment or service relationship with the Company or upon exercise of the Company's right of first refusal upon transfers by such persons); the number of shares available for issuance under the Option Plans as of the date of this Agreement is 1,709,423 shares. As of the date of this Agreement, the outstanding securities of the Subsidiary consist of one (1) share of common stock, which is owned by the Company. Except as expressly provided herein, in that certain August 1, 1996 Amended and Restated Stockholders' Agreement among the Company, the stockholders of the Company set forth on Schedule I attached thereto and certain affiliates of such stockholders which are signatories thereto (the "STOCKHOLDERS' AGREEMENT"), in the Restated Certificate, in the Certificate of Amendment and in the Certificate of Designation, there are no other outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company or the Subsidiary of any securities of the Company or the Subsidiary nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, rights of first refusal or similar rights. The Company has delivered to the Purchasers a true and complete listing of the holders of the Company's outstanding stock, options, warrants and other securities, including the number of shares held, or issuable upon exercise, by each holder as of the date of this Agreement.

          2.5  Current Board.  Immediately prior to the Closing, the Company's
               --------------
Board of Directors consists of the following persons, each of whom has been duly elected or appointed in accordance with the Restated Bylaws: James Barksdale, Brendan Clouston, L. John Doerr, William Randolph Hearst III, Thomas A. Jermoluk, Bruce Ravenel, Brian L. Roberts, Larry Romrell and David Woodrow. Effective upon the Closing, subject to the purchase by the

Canadian Purchasers of an aggregate of $30,000,000 of Series C Preferred, the Company's Board of Directors shall consist of eleven members, which shall consist of the individuals listed in the immediately preceding sentence, plus one nominee of TCI Internet Holdings, Inc. and one nominee of Rogers and Shaw jointly. Immediately prior to the Closing, the Subsidiary's Board of Directors consists of the following person who has been duly elected or appointed in accordance with the Bylaws of the Subsidiary: Thomas A. Jermoluk.

          2.6  Subsidiaries.  Except for its wholly-owned subsidiary athome.net,
               ------------
a California corporation (the "SUBSIDIARY"), the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.

          2.7  Authorization.  The Company has full power and authority to
               -------------
execute, deliver and perform its obligations under each of this Agreement and the Registration Rights Agreement (as defined in Section 2.13 below) (the Registration Rights Agreement and this Agreement are hereinafter referred to collectively as the "TRANSACTION AGREEMENTS"). All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Transaction Agreements and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to Closing. Each of the Transaction Agreements, when executed and delivered by the Company, assuming the due execution and delivery thereof by the other parties hereto or thereto, shall constitute a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to: (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights, and (c) limitations on the enforceability of the indemnification and contribution provisions of the Registration Rights Agreement imposed by law or public policy.

          2.8  Consents and Approvals; No Conflict.  The execution, delivery and
               -----------------------------------
performance of each of the Transaction Agreements and the consummation of each of the transactions contemplated hereby and thereby (including the offering, sale and issuance of the Purchased Shares and the issuance of the Conversion Shares) do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) with or without notice or lapse of time or both, constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or the Subsidiary's capital stock or assets pursuant to, (d) with or without notice or lapse of time or both, give any third party the right to accelerate, cancel or terminate any obligation under, (e) result in a violation of, or (f) require any order, qualification, waiver, permit, authorization, consent, approval, exemption or other action by or from, or any registration, notice, declaration, application or filing to or with, any court or administrative or governmental body or any other person or entity pursuant to (i) the Restated Certificate, the Certificate of Amendment, the Certificate of Designation or the Restated Bylaws of the Company or the Articles of Incorporation or the Bylaws of the Subsidiary, (ii) any agreement to which the Company or the Subsidiary is a party or is bound or to which either of their assets are subject or (iii) any law, statute, rule or regulation to which the Company or the Subsidiary is subject; provided, however,
                                                              --------  -------
that with respect to clause (f) of this Section 2.8, such representation and warranty is made to the actual knowledge of the Company (without any investigation) as to any such requirements applicable to the Company as a result of the specific legal or regulatory status of any Purchaser or as a result of any other facts that specifically relate to any Purchaser, any business in which any such Purchaser has engaged or proposes to engage or any financing arrangements or transactions entered into or proposed to be entered into by or on behalf of any such Purchaser.

          2.9  Valid Issuance of Purchased and Conversion Shares.  The Purchased
               -------------------------------------------------
Shares, when issued, sold and delivered in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable, free of any liens, claims, charges, security interests, pledges or encumbrances of any kind (other than restrictions on voting or transfer created herein and in the Registration Rights Agreement, or created by the applicable Purchaser or as a result of applicable state and federal securities laws) and will possess all of the rights, privileges and preferences provided therefor in the Certificate of Designation, the Certificate of Amendment and the Restated Certificate. The Conversion Shares will have been duly and validly reserved for issuance prior to the Closing and, upon issuance in accordance with the terms of the Certificate of Designation, the Certificate of Amendment and the Restated Certificate, will be duly authorized, validly issued, fully paid and nonassessable, free of any liens, claims, charges, security interests, pledges or encumbrances of any kind (other than restrictions on voting or transfer created herein and in the Registration Rights Agreement, or created by the applicable Purchaser or as a result of applicable state and federal securities laws) and will possess all of the rights and powers provided therefor in the Certificate of Designation, the Certificate of Amendment and the Restated Certificate.

          2.10  No Registration Required.  Based in part on the representations
                ------------------------
made by the Purchasers in Section 3 hereof, the Purchased Shares and (assuming no change in applicable law and no unlawful distribution of Purchased Shares by Purchasers or other parties) the Conversion Shares will be issued in full compliance with the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") and the registration and qualification requirements of the securities laws of the States of California, Delaware and the appropriate U.S. jurisdictions listed on Exhibit
                                                                         -------
D (provided that, with respect to the Conversion Shares, no commission or other
-  -------- ----
remuneration is paid or given, directly or indirectly, for soliciting the issuance of Conversion Shares upon the conversion of the Purchased Shares and no additional consideration is paid for the Conversion Shares other than surrender of the applicable Purchased Shares upon conversion thereof in accordance with the Certificate of Designation, the Certificate of Amendment and the Restated Certificate).

          2.11  Litigation.  The Schedule of Exceptions sets forth any action,
                ----------
suit or proceeding pending or, to the best of the Company's knowledge, any investigation pending or any action, suit, proceeding or investigation threatened against, involving or affecting the Company or the Subsidiary or either of their respective properties. There is no action, suit or proceeding pending or, to the best of the Company's knowledge, any investigation pending or any action, suit, proceeding or investigation threatened against, involving or affecting the Company or the Subsidiary or any of their respective properties, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or the Subsidiary, which questions the validity of any of the Transaction Agreements or the right of Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which could have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, property, results of operations, assets or liabilities of the Company and the Subsidiary taken as a whole.

          2.12  Status of Proprietary Assets.
                ----------------------------

                (a) Status.  To the best of the Company's knowledge, the Company
                    ------
and the Subsidiary each have full title and ownership of, or are duly licensed under or otherwise have the right to use, all patents, patent applications, trademarks, service marks, trade names, copyrights, mask works, trade secrets, confidential and proprietary information, designs and proprietary rights material to and used in their business as now conducted or as contemplated to be conducted (all of the foregoing collectively hereinafter referred to as the "PROPRIETARY ASSETS"), free and clear of any adverse claims, liens or encumbrances of any kind (except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not materially affect the Proprietary Assets of the Company and the Subsidiary taken as a whole), without any conflict with or infringement of the rights of others, and such Proprietary Assets are sufficient to allow the Company to conduct its business as now conducted and as contemplated to be conducted. The Company has not received any notice asserting that it or the Subsidiary is infringing any proprietary rights of any third party. To the best of the Company's knowledge without having made any independent investigation, no third party is infringing any Proprietary Asset, except for such infringements, if any, as would not, either individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, property, results of operations, assets or liabilities of the Company and the Subsidiary taken as a whole.
Section 2.12(a) of the Schedule of Exceptions sets forth a list of all pending applications for and issued patents, trademark and service mark registrations and copyright registrations that are material to the Company and the Subsidiary taken as a whole.

                (b) Licenses; Other Agreements Relating to Proprietary Assets.
                    ---------------------------------------------------------
Neither the Company nor the Subsidiary has granted any material options, licenses or agreements relating to any Proprietary Asset of the Company or the Subsidiary, nor is the Company or the Subsidiary obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset.

          2.13  Registration Rights.  Except as provided in the Third Amended
                -------------------
and Restated Registration Rights Agreement, in the form of Exhibit C attached
                                                           ---------
hereto (the "REGISTRATION RIGHTS AGREEMENT") to be entered into at or prior to the Closing and except as provided in that certain October 17, 1996 Second Amended and Restated Registration Rights Agreement (the "PRIOR REGISTRATION RIGHTS AGREEMENT"), which is to be replaced and superseded in its entirety by the Registration Rights Agreement, neither the Company nor the Subsidiary has granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company or the Subsidiary registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

          2.14  Title to Property and Assets.  The properties and assets the
                ----------------------------
Company or the Subsidiary owns are owned by the Company or the Subsidiary, respectively, free and clear of all adverse claims, mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not materially affect properties and assets of the Company and the Subsidiary taken as a whole, and such properties and assets are, to the best of the Company's knowledge, sufficient to allow the Company to conduct its business as now conducted and as contemplated to be conducted.

With respect to the property and assets they lease, the Company and the Subsidiary each have a valid leasehold interest in such property and assets and are in material compliance with such leases.

          2.15  Financial Statements; Undisclosed Liabilities; No Material
                ----------------------------------------------------------
                Adverse Changes.
                ---------------

                (a) Financial Statements.  The Company has separately delivered
                    --------------------
to the Purchasers an unaudited consolidated balance sheet of the Company dated December 31, 1996 (the "BALANCE SHEET DATE"), an unaudited consolidated balance sheet of the Company dated December 31, 1996, an audited consolidated balance sheet of the Company dated December 31, 1995, an unaudited consolidated income statement of the Company for the year ended December 31, 1996 and an audited consolidated income statement of the Company for the year ended December 31, 1995 (such consolidated financial statements being collectively referred to herein as the "FINANCIAL STATEMENTS"). The Financial Statements (a) are in accordance with the books and records of the Company, (b) are true, correct and complete and present fairly the financial condition of the Company and the Subsidiary at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except, as to the unaudited financial statements, for the omission of notes thereto and normal year-end audit adjustments which in the aggregate will not be material.

                (b) No Material Undisclosed Liabilities.  Neither the Company
                    -----------------------------------
nor the Subsidiary has any liability, individually or in the aggregate, contingent or otherwise, that is material to the financial condition of the Company and the Subsidiary taken as a whole, which is not reflected on or provided for in the Financial Statements, except as set forth on the Schedule of Exceptions.

                (c) No Material Adverse Changes.  Since the Balance Sheet Date,
                    ---------------------------
there has not been any event or change which could reasonably be expected to materially and adversely affect the condition (financial or otherwise), business, property, results of operations, assets or liabilities of the Company and the Subsidiary taken as a whole, except that since the Balance Sheet Date, the Company has continued to incur substantial expenses and operating losses in the ordinary course of its business.

          2.16  Disclosure.  The representations and warranties made by the
                ----------
Company in this Agreement, including the Exhibits hereto, the Schedule of Exceptions and the Confidential Offering Memorandum dated January 13, 1997 (the "OFFERING MEMORANDUM") and the Supplement to Confidential Offering Memorandum dated April 1, 1997 (the "SUPPLEMENT"), when read together, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          2.17  ERISA Plans.  Neither the Company nor the Subsidiary has any
                -----------
Employee Pension Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company is not, nor was it at any time, obligated to contribute to any employee pension benefit plan which is or was a multi-employer plan within the meaning of Section 3(37) of ERISA.

          2.18  Tax Returns and Payments.  The Company and the Subsidiary have
                ------------------------
timely filed all tax returns and reports required by law that are material to the Company and the Subsidiary taken as a whole and have never been audited as to any material matter by any state or federal taxing authority. All tax returns and reports of the Company and the Subsidiary are true and correct in all material respects. The Company and the Subsidiary have paid all taxes required by law, except for such, if any, as, together with any related interests or penalties, could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, property, results of operations, assets or liabilities of the Company and the Subsidiary taken as a whole.

          2.19  Labor Agreements and Actions.  Neither the Company nor the
                ----------------------------
Subsidiary is bound by or subject to any contract, commitment or arrangement with any labor union, and to the best of the Company's knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company or the Subsidiary. There is no strike or other labor dispute involving the Company or the Subsidiary pending nor, to the best of the Company's knowledge, threatened, nor is the Company aware of any labor organization activity involving its or the Subsidiary's employees. Neither the Company nor the Subsidiary has committed any unfair labor practice.

          2.20  Governmental Consents.  No consent, approval, order or
                ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or the Subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) the filing of
                                                 ------ ---
a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder (the "CALIFORNIA SECURITIES LAW"), which filing will be effected within the time prescribed by law; and (ii) such other qualifications or filings under the Securities Act and the regulations thereunder and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement, including, without limitation, filings under state "blue sky" securities laws in connection with the conversion of the Purchased Shares and issuance of the Conversion Shares. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

          2.21  Brokers or Finders.  There is no investment banker, broker,
                ------------------
agent, financial advisor or other person or entity which has been retained by or is authorized to act on behalf of the Company who is or will be entitled to any fee, commission, reimbursement of expenses or other similar charge upon consummation of or otherwise in connection with this Agreement or any of the transactions contemplated hereby, other than Deutsche Morgan Grenfell. The Company agrees to indemnify and hold each of the Purchasers and their respective agents, officers, directors and employees harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Subsidiary, or any of the employees or representatives thereof, is responsible, including all amounts payable to Deutsche Morgan Grenfell in connection with the consummation of the transactions contemplated hereby.

          2.22  Registration Rights Agreement.  Subject to fulfillment of the
                -----------------------------
applicable conditions to Closing set forth in Section 7, the Company agrees to enter into the Registration Rights Agreement in the form attached hereto as Exhibit C at or prior to the Closing.
---------

          2.23  Reasonable Efforts.  The Company agrees to use its commercially
                ------------------
reasonable efforts to cause each condition to the Closing set forth in Sections 6 and 7 hereof, insofar as satisfaction of such condition requires any action by or otherwise is in the control of the Company, to be satisfied as soon as reasonably practicable and, in general, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as reasonably practicable the purchase and sale of the Purchased Shares in accordance with the terms of this Agreement.

          2.24  Material Agreements.  Section 2.24 of the Schedule of Exceptions
                -------------------
sets forth each contract, lease, license and other agreement to which the Company or the Subsidiary is a party or by which either of them is bound that is material to the business of the Company, including without limitation any employment, consulting or other agreement between the Company and any of its directors or executive officers in which the annual amount involved exceeds $60,000.00 ("MATERIAL AGREEMENTS") (i) that has not previously been delivered to special counsel to the Purchasers, or (ii) that, if based on a form of agreement previously delivered to special counsel to the Purchasers, contains different terms resulting in a materially different economic effect from the terms set forth in such forms of agreement. To the best of the Company's knowledge, there is no written contract currently under negotiation by the Company (i) as to which the Company believes negotiations are substantially complete and (ii) which, when entered into, could reasonably be expected to have a material effect on the condition (financial or otherwise), business, property, results of operations, assets or liabilities of the Company and the Subsidiary taken as a whole, other than those contracts under negotiation that have been disclosed to special counsel for the Purchasers.

          To the best of the Company's knowledge, the Company has not breached, nor does the Company have any knowledge of any claim or threat by a third party that the Company has breached, any term or condition of (i) any Material Agreement, or (ii) any other agreement, contract, lease, license, instrument or commitment which breaches, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), business, property, results of operations, assets or liabilities of the Company and the Subsidiary taken as a whole. Each Material Agreement is in full force and effect and, to the best of the Company's knowledge, no other party to such Material Agreement is in material default thereunder.

          2.25  Compliance with Law.  The Company is in compliance with all
                -------------------
applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties except for any violations that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, property, results of operations, assets or liabilities of the Company and the Subsidiary, taken as a whole.

          2.26  Environmental Matters.  To the best of the Company's knowledge,
                ---------------------
throughout its existence, the Company has, in all material respects, (i) complied with, and continues to comply with, all applicable local, state and federal environmental laws, ordinances, regulations and orders (collectively, "ENVIRONMENTAL LAWS"), (ii) disposed of its waste products and effluents in accordance with all applicable Environmental Laws, and (iii) distributed its products in accordance with all Environmental Laws. During the time that the Company has owned or leased its properties and facilities, there has been no litigation brought or threatened against the Company, or any settlement reached by the Company with any party or parties, alleging the presence, disposal, release or threatened release of any Hazardous Materials (as defined below) on, from or under any of such properties or facilities.

                For the purpose of this Section, "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance," or "hazardous chemical" under (1) the Comprehensive Environment Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et
                                                                         --
seq., as amended ("CERCLA"); (2) the Emergency Planning and Community
---
Right-to-Know Act, 42 U.S.C. Section 1801, et seq.; (3) the Toxic Substances
                                           -- ---
Control Act, 14 U.S.C. Section 2601 et seq.; (4) the Occupational Safety and
                                    -- ---
Health Act of 1970, 27 U.S.C. Section 651 et seq.; (5) regulations promulgated
                                          -- ---
under any of the above statutes; or (6) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

          2.27  Insurance.  The Schedule of Exceptions sets forth a list of the
                ---------
material policies of insurance that are applicable to the Company or the Subsidiary. The Company has made available to counsel to the Purchasers true and complete copies of such insurance policies.

          2.28  Employee Confidentiality Agreement.  The Company has obtained
                ----------------------------------
from each employee with access to confidential or proprietary information of the Company a confidentiality agreement substantially in the form made available to special counsel to the Purchasers, except for such failures, if any, to obtain such agreements from such employees as could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, property, results of operations, assets or liabilities of the Company and the Subsidiary taken as a whole.

          2.29  Dividends.  The Company has not declared or paid any dividends,
                ---------
or authorized or made any distributions upon or with respect to, any class or series of its capital stock.

     3.  Representations, Warranties and Covenants of the Purchasers.  Each
         -----------------------------------------------------------
Purchaser, on behalf of itself and not jointly with the other Purchasers, hereby represents and warrants to, and covenants with, the Company as follows:

          3.1  Experience.  Such Purchaser is experienced in evaluating start-up
               ----------
companies such as the Company, and has such knowledge and experience in financial and business matters to enable such Purchaser to evaluate the merits and risks of such Purchaser's prospective investment in the Company, and such Purchaser has the ability to bear the economic risks of such investment.

          3.2  Investment.  Such Purchaser is acquiring the Purchased Shares and
               ----------
any Conversion Shares solely for the purpose of investment for such Purchaser's own account, not as a nominee or agent, and not with a view to, or for offer or sale in connection with, any distribution thereof in any transaction which would be in violation of the securities laws of the United States of America or any state thereof. Such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Purchased Shares or the Conversion Shares. Such Purchaser understands that the Purchased Shares and the Conversion Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

          3.3  Accredited Purchaser Status.  Such Purchaser is an "accredited
               ---------------------------
investor" within the meaning of Regulation D promulgated under the 1933 Act.

          3.4  Restricted Securities.  Such Purchaser understands that the
               ---------------------
Purchased Shares and any Conversion Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering such stock or an available exemption from registration, the Purchased Shares and any Conversion Shares must be held indefinitely. In the absence of an effective registration statement under the Securities Act with respect to the Purchased Shares or any Conversion Shares such Purchaser shall notify the Company of any proposed disposition by such Purchaser of any Purchased Shares or any Conversion Shares, shall furnish the Company with a statement of the circumstances surrounding the proposed disposition and, if reasonably requested by the Company, shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require the registration of such Purchased Shares or such Conversion Shares under the Securities Act. Such Purchaser shall not sell, transfer or otherwise dispose of any Purchased Shares or any Conversion Shares except in a manner fully consistent with its representations contained in this
Section 3 and otherwise in full compliance with the terms and conditions of this Agreement and the provisions of applicable law. Such Purchaser understands that no public market now exists for any of the Purchased Shares and that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Registration Rights Agreement.

          3.5  Authorization.  Such Purchaser is a corporation or partnership
               -------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full corporate or partnership power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is a party. Such Purchaser has taken all corporate or partnership action necessary to authorize the execution, delivery and performance of its obligations under each of the Transaction Agreements to which it is a party, and each such Transaction Agreement, when executed and delivered by such Purchaser, assuming the due execution and delivery thereof by the other parties hereto or thereto, shall constitute a valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) limitations on the enforceability of the indemnification and contribution provisions of the Registration Rights Agreement imposed by law or public policy.

          3.6  Consents and Approvals; No Conflict.  Except as set forth on
               -----------------------------------
Schedule 3.6 and except as could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on such Purchaser's ability to perform its obligations hereunder, the execution, delivery and performance of each of the Transaction Agreements to which such Purchaser is a party and the consummation of each of the transactions contemplated hereby or thereby do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) with or without notice or lapse of time or both, constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon any material properties or assets pursuant to, (d) with or without notice or lapse of time or both, give any third party the right to accelerate, cancel or terminate any obligation under, (e) result in a violation of, or (f) require any order, qualification, waiver, permit, authorization, consent, approval, exemption or other action by or from, or any registration, notice, declaration, application or filing to or with, any court or administrative or governmental body or any other person or entity pursuant to
(i) the Certificate (or Articles) of Incorporation, Bylaws, partnership agreement (or other governing documents) of such Purchaser, (ii) any agreement to which such Purchaser is a party or is bound or to which its assets are subject or (iii) any law, statute, rule or regulation to which such Purchaser is subject; provided, however, that with respect to clause (f) of this Section 3.6,
         --------  -------
such representation and warranty is made to the actual knowledge of such Purchaser as to any such requirements applicable to such Purchaser as a result of the specific legal or regulatory status of any other party to this Agreement or as a result of any other facts that specifically relate to any such other party, any business in which any such other party has engaged or proposes to engage or any financing arrangements or transactions entered into or proposed to be entered into by or on behalf of any such other party.

          3.7  Disclosure of Information.  Such Purchaser has received or has
               -------------------------
had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by such Purchaser under this Agreement, including but not limited to the Term Sheet dated as of June 4, 1996, the Stock Purchase and Exchange Agreement, dated as of August 1, 1996, and the Amended and Restated Stockholders' Agreement, dated as of August 1, 1996, in each case among the Company, certain of its stockholders and certain affiliates of such stockholders, the Prior Registration Rights Agreement, the Offering Memorandum and the Supplement. Such Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2 or any of the other Transaction Agreements.

          3.8  Information Concerning Purchaser.  Exhibit D hereto sets forth
               --------------------------------   ---------
such Purchaser's jurisdiction of organization, the location of said Purchaser's principal office and the jurisdiction in which such Purchaser will accept the Company's offer to sell the Purchased Shares and will purchase the Purchased Shares.

          3.9  Brokers or Finders.  There is no investment banker, broker,
               ------------------
agent, financial advisor or other person or entity which has been retained by or is authorized to act on behalf of such Purchaser who is or will be entitled to any fee, commission, reimbursement of expenses or other similar charge upon consummation of or otherwise in connection with this Agreement or any of the transactions contemplated hereby. Such Purchaser agrees to indemnify and hold harmless the Company and its agents, officers, directors and employees from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims (including the costs, expenses and legal fees of defending against such liability) for which such Purchaser, or any of its partners, employees or representatives, is responsible.

          3.10  Registration Rights Agreement.  Subject to fulfillment of the
                -----------------------------
applicable conditions to Closing set forth in Section 6, such Purchaser agrees to enter into the Registration Rights Agreement in the form attached hereto as

Exhibit C at or prior to the Closing.
---------

          3.11  Reasonable Efforts.  Such Purchaser agrees to use its
                ------------------
commercially reasonable efforts to cause each condition to the Closing set forth in Sections 6 and 7 hereof, insofar as satisfaction of such condition requires any action by or otherwise is in the control of such Purchaser, to be satisfied as soon as reasonably practicable and, in general, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as reasonably practicable the purchase and sale of the Purchased Shares in accordance with the terms of this Agreement.

     4.  Transfer Restrictions; Preferred Stockholders' Right of First Refusal;
         ----------------------------------------------------------------------
Company Right of First Offer; Voting; Legends; Notations.
--------------------------------------------------------

     4.1  Transfer Restrictions.
          ---------------------


          (a) Subject to the terms of the Canadian Purchase Agreement (as defined in the Schedule of Exceptions) with respect to the Purchased Shares and Conversion Shares held by the Canadian Purchasers and their permitted transferees, in consideration for the issuance of the Purchased Shares, each Purchaser shall not sell, transfer or otherwise dispose of all or any portion of the Purchased Shares or the Conversion Shares until the earlier of:

               (i) the closing of the Company's initial public offering of Series A Common Stock (or any other equity security) pursuant to a registration statement filed with and declared effective by the SEC (the "COMPANY IPO"); or

               (ii) June 4, 2001; provided, however that if the Company IPO has not occurred prior to June 4, 2001, from June 4, 2001 to the earlier of (A) the Company IPO or (B) June 4, 2006, then any transfer of Purchased Shares or Conversion Shares by a Purchaser shall be subject to a right of first offer in favor of the Company or the Company's assignee, as more fully described in
Section 4.2.


          (b) Notwithstanding the restrictions on disposition set forth above in this Section 4.1, a Purchaser may without complying with Sections 4.1 and 4.2, make a disposition of all or any portion of the Purchased Shares or the Conversion Shares (i) to any Controlled Affiliate of such Purchaser, (ii) in connection with a merger of the Company in which the outstanding securities of the Company are converted into or exchanged for securities of the acquiring entity (or its parent), (iii) subject to compliance with the procedures described in Section 4.1(c) below, to one or more other stockholders of the Company, or (iv) in connection with the liquidation or sale of all or substantially all of the assets of such Purchaser; provided,
                                                   --------
that in each case, each transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were an original Purchaser hereunder. A "CONTROLLED AFFILIATE" of a Purchaser shall mean any Person (i) which now or in the future is Controlled by such Purchaser, (ii) which now or in the future owns (directly or indirectly through one or more wholly owned subsidiaries) 100% of the outstanding capital stock of such Purchaser as of the date of this Agreement (a "PARENT"), or (iii) of which now or in the future more than 50% of the equity interests and voting power of its outstanding capital stock is owned by a Parent of such Purchaser. "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

          (c) If at any time after the Closing a Purchaser proposes to make a sale, transfer or other disposition of the Purchased Shares or Conversion Shares pursuant to clause (iii) of Section 4.1(b) above to another stockholder of the Company who is not a Purchaser of Purchased Shares, the Purchaser shall first notify the Company of its desire to enter into such a transaction (such notice, a "ROFR NOTICE"). Each ROFR Notice shall constitute an offer by such Purchaser to sell to the other holders of Preferred Stock of the Company (the "ROFR STOCKHOLDERS") all of the Purchased Shares and/or Conversion Shares such Purchaser proposes to sell, transfer or otherwise dispose of (such securities, the "ROFR SHARES"). The Company shall promptly deliver the ROFR Notice to each ROFR Stockholder, together with a statement of such ROFR Stockholder's pro rata portion of the ROFR Shares. Each ROFR Notice shall set forth the type and amount of ROFR Shares such Purchaser proposes to sell, transfer or otherwise dispose of and shall specify the price per share (determined on an as converted into Series A Common Stock basis) and other terms at which such Purchaser will sell, transfer or otherwise dispose of the ROFR Shares. The price for the ROFR Shares shall be payable in cash.

          (d) Each ROFR Stockholder shall have the right to purchase all of such ROFR Stockholder's pro rata portion of the ROFR Shares, based on the proportion that the number of shares of Series A Common Stock held by such ROFR Stockholder (determined on an as-converted basis) bears to the total number of shares of Series A Common Stock (determined on an as-converted basis) held by all ROFR Stockholders. If a ROFR Stockholder desires to accept the offer set forth in the ROFR Notice, the ROFR Stockholder shall deliver a notice (the "ROFR ACCEPTANCE NOTICE") to the Company within twenty (20) days after the date the Company delivers the ROFR Notice. The ROFR Acceptance Notice shall constitute the ROFR Stockholder's binding agreement to purchase the amount of its pro rata portion of the ROFR Shares set forth in such ROFR Stockholder's ROFR Acceptance Notice on the terms set forth in the ROFR Notice.

          (e) The closing of the purchase and sale of the ROFR Shares with respect to which ROFR Acceptance Notices have been received shall take place at a time and place determined by the Company within forty-five (45) days after expiration of the twenty (20) day period referred to in the preceding paragraph (subject to extension for a maximum of sixty (60) additional days to the extent required to obtain all required governmental, regulatory and other third party consents and approvals, provided the parties to such transaction are each using commercially reasonable efforts to obtain such consents and approvals). As to ROFR Shares which are not purchased pursuant to such ROFR Acceptance Notices, the Purchaser shall have the right, at any time during the ninety (90) day period beginning after expiration of the twenty (20) day period referred to in the preceding paragraph, to enter into a binding agreement to sell all of such ROFR Shares to a third party purchaser on terms and conditions no more favorable to such third party purchaser than those set forth in the ROFR Notice, and thereafter (within the period specified below) to sell all of the ROFR Shares to such third party purchaser pursuant to such agreement. If the Purchaser does not enter into such an agreement during such ninety (90) day period, or does not close the sale thereunder within one hundred twenty (120) days from the expiration of the twenty (20) day period referred to in the preceding paragraph (subject to extension for a maximum of sixty (60) additional days to the extent required to obtain all required governmental, regulatory and other third party consents and approvals, provided the parties to such transaction are each using commercially reasonable efforts to obtain such consents and approvals), the procedure set forth above with respect to the ROFR Notice shall be repeated with respect to any subsequent proposed transfer of Purchased Shares or Conversion Shares pursuant to clause (C) of the second paragraph of Section 4.1(b) above to another stockholder of the Company who is not a Purchaser of Purchased Shares.

     4.2  Company Right of First Offer.
          ----------------------------

          (a) In the event a Purchaser proposes to make a sale, transfer or other disposition of the Purchased Shares or Conversion Shares, which sale, transfer or other disposition is subject to the Company's right of first offer pursuant to the proviso to Section 4.1(a)(ii) above, the Purchaser shall first notify the Company of its desire to enter into such a transaction (such notice, a "ROFO NOTICE"). Each ROFO Notice shall constitute an offer by such Purchaser to sell to the Company, or the Company's assignee, all of the Purchased Shares and/or Conversion Shares such Purchaser proposes to sell, transfer or otherwise dispose of (such securities, the "ROFO SHARES"). Each ROFO Notice shall set forth the type and amount of ROFO Shares such Purchaser proposes to sell, transfer or otherwise dispose of and shall specify the price per share (determined on an as converted into Series A Common Stock basis) at which such Purchaser will sell, transfer or otherwise dispose of the ROFO Shares. Unless otherwise agreed by the Purchaser and the Company (or its assignee), the price for the ROFO Shares shall be payable in cash.

          (b) If the Company (or its assignee) desires to accept the offer set forth in the ROFO Notice as to all but not less than all of the ROFO Shares, the Company (or its assignee) shall, within ten Business Days (as defined in Section 8.1, below) of its receipt of the ROFO Notice, notify the Purchaser in writing of its agreement to acquire the ROFO Shares.

          (c) In the event the Company (or its assignee) rejects the offer contained in the ROFO Notice, which rejection shall be deemed to have occurred in the event the Company (or its assignee) (i) has not accepted the offer contained in the ROFO Notice within ten (10) Business Days following its receipt of the ROFO Notice, or (ii) if the Company is not able to close the sale pursuant to the ROFO Notice after timely accepting the offer contained in the ROFO Notice, within one hundred twenty (120) days from acceptance (subject to extension for a maximum of sixty (60) additional days to the extent required to obtain all required governmental, regulatory and other third party consents and approvals, provided the Purchaser and the Company are each using commercially reasonable efforts to obtain such consents and approvals), then the Purchaser shall have the right, at any time during the sixty (60) day period beginning on the date that the Purchaser's offer of the ROFO Shares is, or is deemed, rejected or the expiration date of such 120-day period (as may be extended) above (such applicable date, the "ROFO DATE"), to enter into a binding agreement to sell all of the ROFO Shares to a third party purchaser on terms conditions no more favorable to such third party purchaser than those set forth in the ROFO Notice, and thereafter (within the period specified below in this Section 4.2(c)) to sell all of the ROFO Shares to such third party purchaser pursuant to such agreement. If the Purchaser does not enter into such an agreement during such sixty (60) day period, or does not close the sale thereunder within one hundred twenty (120) days from the ROFO Date (subject to extension for a maximum of sixty (60) additional days to the extent required to obtain all required governmental, regulatory and other third party consents and approvals, provided the Purchaser and the third party purchaser are each using commercially reasonable efforts to obtain such consents and approvals), the procedure set forth above with respect to the ROFO Notice shall be repeated with respect to any subsequent proposed transfer of Purchased Shares or Conversion Shares.

               (d) An unaffiliated third party purchaser acquiring Purchased Shares or Conversion Shares in accordance with the foregoing procedures shall acquire such shares free and clear of any obligations under this Section 4.2 but subject to the other obligations of transferees under this Agreement.

          4.3  Voting Agreement.  In consideration of the sale of the Purchased
               ----------------
Shares by the Company to each Purchaser, such Purchaser hereby agrees that, with respect to any matter upon which the separate vote of the holders of the Company's Series A Common Stock is required under Section 242(b) of the Delaware General Corporation Law prior to the closing of the Company IPO, such Purchaser will cast all votes attributable to such Purchaser's shares of Series A Common Stock in the same proportion as the holders of the Company's outstanding shares of such Series AM, Series AT, Series AX, Series K and Series T Preferred Stock or any other series of stock designated in the Restated Certificate, as amended from time to time, as Convertible Preferred Stock (the "CONVERTIBLE PREFERRED STOCK") cast their votes upon such matter, or, if there are no such shares of Convertible Preferred Stock outstanding, in the same manner as the holders of the Company's outstanding shares of Series B Common Stock cast their votes upon such matter. Each Purchaser hereby irrevocably appoints the Secretary of the Company, or any other person designated by the Secretary of the Company, to act as such Purchaser's proxy until the Company IPO to cast all votes attributable to such Purchaser's shares of Series A Common Stock as specified in this Section
4.3. The obligations of this Section 4.3 shall be binding on any transferee to whom the Purchased Shares or such shares of Series A Common Stock are transferred by such Purchaser and any subsequent transferee. As a condition of any transfer of the Purchased Shares or Conversion Shares prior to the Company IPO, each Purchaser shall require its transferee, and any such transferee shall require its transferee, to agree to be bound by the provisions of this Section
4.3 in the same manner as such Purchaser is bound.

          4.4  Legends; Notations.  The certificates evidencing the Purchased
               ------------------
Shares or any Conversion Shares shall be endorsed with the legends set forth below:

               (a) a conspicuously noted legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY

TO THE COMPANY, SUCH SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS";

               (b)  any legend required by any applicable state securities law;
and

               (c) a conspicuously noted legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF APRIL 11, 1997 AMONG THE COMPANY AND THE OTHER PARTIES THERETO CONTAINING, AMONG OTHER THINGS, RESTRICTIONS ON THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES AND RESTRICTIONS UPON AND COMMITMENTS TO VOTE ON CERTAIN MATTERS. A COUNTERPART OF SUCH AGREEMENT HAS BEEN DEPOSITED WITH THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS, AND THE COMPANY SHALL FURNISH A COPY OF EACH SUCH AGREEMENT TO THE RECORD HOLDER HEREOF, WITHOUT CHARGE, UPON WRITTEN REQUEST."

          The Company shall make a notation on its stock books regarding the restrictions on transfer of the Purchased Shares and any Conversion Shares and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

     5.   Hart-Scott-Rodino Act.  If any Purchaser, or in the case of a
          ---------------------
mandatory conversion of the Purchased Shares, the Purchaser or the Company, reasonably believes that such Purchaser's conversion of the Purchased Shares would be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (the "HSR ACT AND RULES") prior to such conversion and following such Purchaser's notice to the Company of such Purchaser's intention to convert or the Company's notice to such Purchaser of such a mandatory conversion, the Company and such Purchaser shall promptly comply with any applicable requirements under the HSR Act and Rules relating to filing and furnishing of information (the "HSR REPORT") to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice. Without limiting the foregoing, such Purchaser and the Company shall file the HSR Report and take all other action required by the HSR Act and Rules and shall use their respective commercially reasonable efforts to (a) coordinate with respect to the filing of the HSR Reports of such Purchaser and the Company (and exchanging drafts thereof), so as to present all required HSR Reports to the FTC and the Department of Justice at the time selected by such Purchaser, or in the case of such a mandatory conversion, the Company, and to avoid substantial errors or inconsistencies among such HSR Reports in the description of the transaction, (b) comply with any additional request for documents or information made by the FTC or the Department of Justice or by a court and to assist the other parties to so comply and (c) cause all persons which are part of the same "person" (as defined for purposes of the HSR Act and Rules) to cooperate and assist in such filing and compliance. Each of the Company and such Purchaser shall bear and pay any costs or expenses that it incurs in complying with this
Section 5.

     6.   Conditions to the Purchasers' Obligations at Closing.  The obligation
          ----------------------------------------------------
of each Purchaser to purchase and/or acquire Purchased Shares at the Closing is several and not joint and such obligation is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived by a Purchaser by written notice to the Company, but no such waiver shall be effective against a Purchaser unless consented to by such Purchaser.

          6.1  Correctness of Representations and Warranties.  The
               ---------------------------------------------
representations and warranties of the Company set forth in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date, and such Purchaser shall have received a certificate to such effect from the Company, signed by its duly authorized officer.

          6.2  Performance of Agreements.  The Company shall have performed and
               -------------------------
complied with all agreements, obligations and conditions contained in this Agreement and in the other Transaction Agreement that are required to be performed or complied with by it on or before the Closing Date, and such Purchaser shall have received a certificate to such effect from the Company, signed by its duly authorized officer.

          6.3  Certificate of Designation and Certificate of Amendment.  The
               -------------------------------------------------------
Certificate of Designation and the Certificate of Amendment shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and stockholders, as applicable, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware and shall be in full force and effect under the DGCL.

          6.4  Securities Exemption.  The offer and sale of the Purchased Shares
               --------------------
to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the qualification requirements of the California Securities Law and the registration and/or qualification requirements of all other applicable state securities laws.

          6.5  No Material Litigation.  There shall not be pending on the
               ----------------------
Closing Date any lawsuit, claim, proceeding or other legal action by or before any court or other regulatory, administrative or governmental authority that seeks to restrain, restrict or prohibit or impose penalties or damages with respect to (or any other materially adverse relief or remedy in connection with), and there shall not be in effect on the Closing Date any injunction or other order of any governmental authority or arbitration panel that restrains, restricts, prohibits or imposes substantial penalties or damages with respect to (or any other materially adverse relief or remedy in connection with), the consummation of the transactions contemplated hereby or by the other Transaction Agreement.

          6.6  Government Approvals and Consents.  All governmental consents
               ---------------------------------
required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect and all governmental filings required in connection with the consummation of the transactions contemplated by this Agreement shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any governmental entity shall have expired.

          6.7  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated hereby at the Closing, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to such Purchaser and its counsel and such Purchaser shall have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

               (a)  Certified Charter Documents.  A copy of the Restated
                    ---------------------------
Certificate, the Certificate of Amendment, the Certificate of Designation and the Restated Bylaws, certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

               (b)  Corporate Actions.  A copy of the resolutions of the Board
                    -----------------
of Directors and, as applicable, the stockholders, of the Company evidencing the adoption and approval of the Certificate of Designation and the Certificate of Amendment, the authorization of issuance and sale of the Purchased Shares, the issuance of the Conversion Shares, the approval of this Agreement and the other Transaction Agreement, and the other matters contemplated hereby and thereby.

               (c)  Good Standing Certificates.  Certificates of corporate
                    --------------------------
standing and payment of franchise taxes issued by the Secretary of State of the States of California and Delaware with respect to the Company and the Subsidiary.

          6.8  Opinion of Company Counsel.  Each Purchaser shall have received
               --------------------------
an opinion from Fenwick & West LLP, counsel for the Company, dated as of the date of the Closing, in the form attached hereto as Exhibit E, and an opinion
                                                    ---------
from Richards, Layton & Finger, P.A., special Delaware counsel for the Company, dated as of the date of the Closing, the form attached hereto as Exhibit F.
                                                                 ---------

          6.9  Registration Rights Agreement.  The Company and the requisite
               -----------------------------
parties to the Prior Registration Rights Agreement shall have executed and delivered the Registration Rights Agreement as necessary to amend and restate the Prior Registration Rights Agreement.

          6.10 Delivery of Stock Certificates.  The Company shall have
               ------------------------------
delivered to such Purchaser the stock certificate specified for such Purchaser in Section 1.1.

          6.11 Waiver of Existing Rights.  On or before the Closing, any
               -------------------------
preemptive rights, rights of first refusal and other rights (including but not limited to, the right to receive notice of the transactions contemplated by this Agreement) of the parties to the Stockholders' Agreement (and their respective Stockholder Groups, as defined in the Stockholders' Agreement) under the Stockholders' Agreement shall have been waived as and to the extent such rights apply to the issuance and sale of the Purchased Shares and the Conversion Shares hereunder and the other transactions contemplated hereby and by the other Transaction Agreement.

          6.12 Minimum Investment.  The Purchasers shall purchase a minimum of
               ------------------
at least 150,000 shares of Series C Preferred at the Closing.

     7.   Conditions to the Company's Obligations at Closing.  The obligations
          --------------------------------------------------
of the Company to issue and sell the Purchased Shares to each of the Purchasers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

          7.1  Correctness of Representations and Warranties.  The
               ---------------------------------------------
representations and warranties of such Purchaser contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect from such Purchaser, signed by its duly authorized officer or other duly authorized representative of any Purchaser that is not a corporation.

          7.2  Performance of Agreements.  Such Purchaser shall have performed
               -------------------------
and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date, and the Company shall have received a certificate to such effect from such Purchaser, signed by its duly authorized officer.

          7.3  No Material Litigation.  There shall not be pending on the
               ----------------------
Closing Date any lawsuit, claim, proceeding or other legal action by or before any court or other regulatory, administrative or governmental authority that seeks to restrain, restrict or prohibit or impose substantial penalties or damages with respect to (or any other materially adverse relief or remedy in connection with), and there shall not be in effect on the Closing Date any injunction or other order of any governmental authority or arbitration panel that restrains, restricts, prohibits or imposes substantial penalties or damages with respect to (or any other materially adverse relief or remedy in connection with), the consummation of the transactions contemplated hereby or by the other Transaction Agreement.

          7.4  Securities Exemption.  The offer and sale of the Purchased Shares
               --------------------
to such Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the qualification requirements of the California Securities Law and the registration and/or qualification requirements of all other applicable state securities laws, provided that the Company shall be obligated to use its commercially reasonable efforts to make all filings and take all such other actions required to perfect such exemptions.

          7.5  Government Approvals and Consents.  All governmental consents
               ---------------------------------
required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect and all governmental filings required in connection with the consummation of the transactions contemplated by this Agreement shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any governmental entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, whether individually or in the aggregate, have a material adverse effect on the transactions contemplated by this Agreement.

          7.6  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated hereby at the Closing, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

          7.7  Registration Rights Agreement.  The Registration Rights Agreement
               -----------------------------
shall have been duly executed and delivered by such Purchaser and the requisite parties to the Prior Registration Rights Agreement necessary to amend and restate the Prior Registration Rights Agreement.

          7.8  Payment of Purchase Price.  Such Purchaser shall have delivered
               -------------------------
to the Company the purchase price specified for such Purchaser in Section 1.1.

          7.9  Minimum Investment.  The Purchasers shall purchase a minimum of
               ------------------
at least 150,000 shares of Series C Preferred at the Closing.

     8.   Preemptive Rights.
          -----------------

          8.1  Certain Definitions.  For the purposes of this Section 8 only
               -------------------
(and, for "Business Day" and "Person," Section 4), the following terms have the following meanings:

          "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

          "COMMON STOCK" means any of the Series A Common Stock, the Series B Common Stock or the Series K Common Stock.

          "NEW CAPITAL STOCK" means shares of Common Stock, Preferred Stock or other equity securities of the Company (including Rights) which the Company proposes to offer, issue or sell following the Closing; provided, however, that
                                                        --------  -------
the following shall be excluded from the definition of "New Capital Stock": (i) shares of Series B Common Stock issuable upon conversion of shares of Series T Preferred, shares of Series A Common Stock issued or issuable upon conversion of shares of Series B Common Stock, Series K Common Stock, Series AM Preferred, Series AT Preferred, Series AX Preferred or Series C Preferred, or shares of Series K Common Stock issued or issuable upon the conversion of shares of Series K Preferred, or any other securities issuable upon conversion or exercise of Rights of the Company outstanding as of the Closing; (ii) securities to be issued pursuant to any public offering by the Company registered with the SEC or any other Federal agency at the time administering the Securities Act or the Securities Exchange Act of 1934, as amended; (iii) securities to be issued in accordance with the Restated Certificate, the Certificate of Amendment, the Certificate of Designation and the Restated Bylaws (each as amended to the date in question) pursuant to any incentive stock or other plan or agreement of the Company for the benefit of its employees, directors or consultants, including any securities issuable pursuant to the exercise of any Rights issued pursuant to such plans or agreements; (iv) securities to be issued by the Company in connection with an acquisition (including, without limitation, by way of merger, consolidation or binding share exchange) by the Company of the capital stock, other equity interests or assets of another Person in a transaction pursuant to which all or part of the consideration payable in connection with such acquisition consists of securities of the Company or Rights to acquire securities of the Company; (v) securities to be issued by the Company in exchange for the receipt of equity interests in another entity in connection with a joint venture or other business combination; (vi) securities to be issued upon any exercise or conversion of Rights the issuance of which was subject to or exempt from the preemptive rights set forth in this Section 8; (vii) securities issued by the Company in connection with any stock split, stock dividend, reverse stock split, recapitalization or the like occurring after the Closing; or (viii) securities issuable upon exercise of the Canadian MSO Warrants or upon conversion of the shares of Series C Preferred issuable upon exercise of the Canadian MSO Warrants.

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

          "PREFERRED STOCK" means the Preferred Stock of the Company authorized for issuance pursuant to the Restated Certificate (as amended to the date in question), and shall, unless the context otherwise requires, include the Series AM Preferred, the Series AT Preferred, the Series AX Preferred, the Series C Preferred, Series K Preferred and the Series T Preferred.

          "RIGHTS" means, with respect to any Person, any subscription, option, warrant, right, convertible security or other agreement, instrument, or commitment of any character obligating (contingently or absolutely) such Person to issue or sell any capital stock or other securities.

          8.2  Preemptive Rights.
               -----------------

               (a) If at any time after the Closing, the Company at any time or from time to time makes any public or non-public offering of New Capital Stock, each Purchaser shall first be offered the opportunity to acquire from the Company for the same price and on the same terms as such securities are proposed to be offered to others, up to the amount of New Capital Stock as is required to enable it to maintain its proportionate interest in the Company. The amount of New Capital Stock each Purchaser shall be entitled to purchase (or, in the case of Rights, Rights to acquire a number of shares of New Capital Stock) shall be determined by multiplying (x) the total number of such offered shares, or, in the case of Rights, the total number of such shares covered by Rights, by (y) a fraction, the numerator of which is the number of shares of Purchased Shares (determined on an as converted into Series A Common Stock basis) and Conversion Shares held by such Purchaser and, if such Purchaser is a Canadian Purchaser, the number of shares of Series C Preferred (determined on an as converted into Series A Common Stock basis) and Series A Common Stock issued upon exercise of the Canadian MSO Warrants, and the denominator of which is the number of shares of Common Stock then outstanding; provided, however, that for purposes of
                                  --------  -------
determining the number of shares of Common Stock outstanding, such amount shall include, without duplication, shares of Common Stock issuable upon the conversion of outstanding shares of Preferred Stock or other outstanding convertible equity securities of the Company and shares of Common Stock issuable upon the exercise of outstanding Rights to purchase Common Stock (or other securities of the Company).

               (b) Notwithstanding the foregoing, no Person shall be entitled to any preemptive rights in respect of the issuance of shares of New Capital Stock issued to satisfy Rights theretofore issued and as to which such Person theretofore had the opportunity to exercise preemptive rights pursuant to this
Section 8.

               (c) In the event the Company proposes to offer New Capital Stock, it shall give each Purchaser written notice of its intention, describing the type of New Capital Stock to be offered, and the price and other terms upon which the Company proposes to offer the same. Such notice shall constitute an offer to each Purchaser to purchase such New Capital Stock. Each Purchaser shall have twenty (20) days from the date of receipt of any such notice to notify the Company in writing that it intends to exercise such preemptive rights and as to the amount of New Capital Stock such Purchaser desires to purchase, up to the maximum amount calculated pursuant to subsection (a). Such notice shall constitute an agreement of such Purchaser to purchase the amount of New Capital Stock so specified upon the price and other terms set forth in the Company's notice to it.

               (d) If any Purchaser exercises its preemptive right hereunder, the closing of the purchase of the New Capital Stock with respect to which such right has been exercised shall take place within forty-five (45) calendar days after the Purchaser's giving of notice of such exercise, which period of time shall be extended for a maximum of one hundred thirty-five (135) days in order to comply with applicable laws and regulations. Each of the Company and any Purchaser which has agreed to purchase New Capital Stock agrees to use its commercially reasonable efforts to secure any regulatory approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Capital Stock.

               (e) In the event any Purchaser fails to exercise its preemptive rights provided in this Section 8.2 within said twenty (20) day period or, if so exercised, such Purchaser is unable to consummate such purchase within the time period specified in paragraph (d) above because of its failure to obtain any required regulatory consent or approval, the Company shall thereafter be entitled during the period of ninety (90) days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Capital Stock covered thereby shall be consummated, if at all, within thirty (30) days from the date of said agreement) to sell the New Capital Stock or Rights not elected to be purchased pursuant to this Section 8.2 or which such electing Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable to the purchasers of such securities than were specified in the Company's notice to the Purchasers. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory approval or expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals have been obtained or waiting periods expired, but in no event shall such time period exceed one hundred eighty (180) days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Capital Stock or entered into an agreement to sell the New Capital Stock within said ninety (90) day period (or sold and issued New Capital Stock in accordance with the foregoing within thirty (30) days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Capital Stock without again offering such securities to the Purchasers in the manner provided above.

               (f) All actions and determinations by, and all notices by or to, any Controlled Affiliate of a Canadian Purchaser, or Additional Canadian MSO, that is a permitted transferee of Rogers or Shaw, respectively, with respect to the preemptive rights in this Section 8 shall be deemed validly taken or made (in the case of actions or determinations) or given (in the case of notices), if taken, made or given, as the case may be, by or to Rogers or Shaw, respectively (or their respective successors), and such actions, determinations and notices shall be binding upon all such Controlled Affiliates or Additional Canadian MSO's for all purposes of this Section 8.

          8.3  Termination of Preemptive Rights.
               --------------------------------

               The rights granted to each Purchaser pursuant to Section 8.2 shall terminate as to a Purchaser upon the earliest to occur of: (i) such time as such Purchaser (together with such Purchaser's Controlled Affiliates) ceases to be the record or beneficial owner of at least twenty-five percent (25%) of the shares of Series C Preferred (or Series A Common Stock issued upon conversion of Series C Preferred) originally purchased by such Purchaser under this Agreement (until such time, an "ELIGIBLE HOLDER"); and (ii) immediately prior to the closing of the Company IPO.

     9.   Certain Agreements of the Company.
          ---------------------------------

          9.1  Information Rights.
               ------------------

               (a)  Financial Information.  The Company covenants and agrees
                    ---------------------
that, commencing on the date of this Agreement, for so long as any Purchaser remains an Eligible Holder, the Company will: (i) furnish to such Purchaser, as soon as practicable and in any event within 120 days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants; and (ii) furnish to such Purchaser as soon as practicable, and in any event within forty-five (45) days of the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Income and an unaudited Statement of Cash Flows of the Company and its subsidiaries, all prepared in accordance with generally accepted accounting principles and practices and certified by the chief financial officer of the Company.

               (b)  Investor Meetings.  The Company covenants and agrees that,
                    -----------------
commencing on the Closing, for so long as any Purchaser remains an Eligible Holder, such Purchaser shall be entitled to attend a quarterly investor meeting (the "INVESTOR MEETING"), at which the management of the Company will review the operational plans and financial results of the Company, the Company's customer demographics and usage patterns, the Company's product architecture and the Company's hardware and software requirements. Investor Meetings shall be held within sixty days following the end of each fiscal quarter of the Company, except for the Investor Meeting following the last quarter of the Company's fiscal year, which shall be held within 135 days after the end of such fiscal year. The date, time and location of each Investor Meeting shall be set by the Company, which shall give written notice to each Purchaser entitled to attend the Investor Meeting no less than ten days prior to such Investor Meeting.

               (c)  Confidentiality.  Each Purchaser agrees to hold all
                    ---------------
information received pursuant to this Section 9 in confidence, and not to use or disclose any of such information to any third party (other than a Controlled Affiliate of the Purchaser or counsel, a financial advisor or similar agent of the Purchaser or a permitted transferee pursuant to Section 10.3(a)), except to the extent such information (i) is not confidential or proprietary (provided that tangible embodiments received of such information shall be deemed non-confidential unless the same are marked to indicate that they are confidential or proprietary), (ii) has been made publicly available by the Company, or (iii) is being disclosed by Purchaser after Purchaser has been advised by its outside legal counsel that such disclosure is compelled by applicable legal requirements; provided that such Controlled Affiliates, agents and permitted transferees shall be informed of the confidential nature of such information and the Purchaser shall cause such persons to observe the provisions of this Section 9.1(c) and shall remain responsible and be liable for any failure of such persons to comply with this
Section 9.1(c). Before a Purchaser discloses any such information pursuant to clause (iii) of the preceding sentence, Purchaser shall use commercially reasonable efforts to give prior notice to the Company concerning the circumstances of the intended disclosure and shall use commercially reasonable efforts to attempt to cooperate with the Company to minimize the amount and nature of disclosure of such information, consistent with such Purchaser's legal obligations.

               (d)  Termination of Information Rights.  The Company's
                    ---------------------------------
obligations under Section 9.1(a) and (b) above shall terminate upon the closing of the Company IPO.

          9.2  Support for Rule 144 Transfers.  At such time as any of the
               ------------------------------
Purchased Shares or Conversion Shares is eligible for transfer under Rule 144(k) promulgated under the Securities Act, the Company will remove any restrictive legend relating to resale under the Securities Act from the certificates evidencing such shares upon request and at no cost to the holder of such shares upon such holder's presentation to the Company of a written statement of circumstances reasonably satisfactory to the Company and its counsel that indicates that Rule 144(k) is available for such holder.

          9.3  Issuances to Officers.  The Company covenants and agrees that,
               ---------------------
commencing on the date of this Agreement, any shares of Series A Common Stock or options, warrants or other rights to acquire Series A Common Stock issued to any officers of the Company shall be subject to (i) vesting restrictions as determined by the Company's Board of Directors and (ii) until the Company IPO, a right of first refusal held by the Company.

     10.  Miscellaneous.
          -------------

          10.1 Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, in all respects the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

          10.2 Survival.  The representations and warranties made herein shall
               --------
survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby for a period of fifteen (15) months after the Closing, except that the representations and warranties set forth in Sections
2.18 and 2.26 shall survive for the applicable limitations periods set forth in applicable tax and environmental statutes, respectively.

          10.3 Successors and Assigns.
               ----------------------

               (a)  Transfer of Preemptive Rights, Information Rights and
                    -----------------------------------------------------
Meeting Rights. Each Purchaser shall be entitled to transfer its rights to
--------------
receive financial information pursuant to Section 9.1(a) to any transferee of such Purchaser receiving at least twenty-five percent (25%) of the shares of Series C Preferred (or Series A Common Stock issued upon conversion of Series C Preferred) originally purchased by such Purchaser under this Agreement; provided, however, that no person may be assigned any of the foregoing rights
--------  -------
unless the

Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided, further, that any such assignee shall receive such assigned rights
    --------  -------
subject to all the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 10.3. No Purchaser shall be entitled to transfer its preemptive rights pursuant to Section 8, other than (i) to a Controlled Affiliate of such Purchaser in connection with a transfer of Purchased Shares or Conversion Shares to such Controlled Affiliate, provided
                                                                    --------
that such Controlled Affiliate agrees in writing to be bound by this Section
10.3 and provided further that such Controlled Affiliate shall not be entitled
         ----------------
to such rights at such time as it is no longer a Controlled Affiliate of such Purchaser, and (ii) as to the Canadian Purchasers, to any Additional Canadian MSO (as defined in the Canadian Purchase Agreement) receiving in a transfer permitted by the Canadian Purchase Agreement at least twenty-five percent (25%) of the shares of Series C Preferred (or Series A Common Stock issued upon conversion of Series C Preferred) originally purchased by such Canadian Purchaser under this Agreement and issuable under the Canadian MSO Warrants issued to such Canadian Purchaser, provided that such Additional Canadian MSO
                                   --------
agrees in writing to be bound by this Section 10.3. No Purchaser shall be entitled to transfer its rights to attend quarterly investor meetings pursuant to Section 9.1(b), other than to a Controlled Affiliate of such Purchaser in connection with a transfer of Purchased Shares or Conversion Shares to such Controlled Affiliate; provided that such Controlled Affiliate agrees in writing
                      --------
to be bound by this Section 10.3 and provided further that such Controlled
                                     ----------------
Affiliate shall not be entitled to such rights at such time as it is no longer a Controlled Affiliate of such Purchaser.

               (b)  Assignment.  Except as provided in Section 4 with respect to
                    ----------
a transfer of Purchased Shares or Conversion Shares, or in Section 10.3(a), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company or any Purchaser, respectively, (whether by operation of law or otherwise) without the prior written consent of such Purchaser or the Company, respectively. Any assignment or delegation in contravention of this Agreement shall be void and shall not relieve the assigning or delegating party of any obligation hereunder.

               (c) Except as set forth in Sections 10.3(a) and 10.3(b), this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

          10.4 Limitation on Rights of Others.  Except as provided pursuant to
               ------------------------------
Section 10.3(a), nothing in this Agreement, whether express or implied, shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement.

          10.5 Entire Agreement; Amendment.  This Agreement, the other
               ---------------------------
Transaction Agreement, the other documents delivered pursuant hereto, any non-disclosure agreements between the Company and any Purchaser, the Canadian MSO Warrants and other written agreements between the Company and the Canadian Purchasers effective at the Closing constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the holders of a majority of the aggregate number of shares of Series A Common Stock into which the Purchased Shares then are convertible and/or have been converted (excluding any of such shares that have been sold to the public (including those sold pursuant to SEC Rule 144 promulgated under the Securities Act)); provided, however, that no amendment,
                                        --------  -------
waiver, discharge or termination of this Agreement that affects a Purchaser adversely in a manner different from other Purchasers (other than due to the nature of the entity of the Purchaser) may be enforced against such Purchaser without the written consent of such Purchaser.

          10.6 Notices, Etc.  All notices and other communications required or
               ------------
permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile transmission (with acknowledgment received), charges prepaid and addressed to the intended recipient to the address indicated for such party on Exhibit A or, in the case
                                                     ---------
of the Company, to At Home Corporation, 425 Broadway, Redwood City, CA 94063,
Telecopy: (415) 944-8500, Attention: David G. Pine, Esq., with a copy to Fenwick & West LLP, Two Palo Alto Square, Suite 800, Palo Alto, CA 94306, Telecopy:
(415) 494-1417, Attention: Gordon K. Davidson, Esq., and with a copy to Wilson Sonsoni Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304, Telecopy: (415) 493-6811, Attention: Allen Morgan, Esq., or to such other address or number as may be specified from time to time by like notice to the parties. Any party may from time to time specify a different address for notices by like notice to the other parties. All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given and received (i) four (4) business days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next business day by a reliable overnight courier service, with acknowledgment of receipt) or (iii) one (1) business day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

          10.7 Delays or Omissions.  No delay or omission to exercise any
               -------------------
right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such first party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          10.8 Expenses.  Each of the Company and each of the Purchasers shall
               --------
bear its own expenses and legal fees incurred on its behalf in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Closing is consummated, the Company shall pay the reasonable legal fees and expenses of Wilson Sonsini Goodrich & Rosati,

Professional Corporation, special counsel to the Purchasers, incurred by that firm in connection with this Agreement and the transactions contemplated hereby.

          10.9 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts with the same effect as if all parties hereto had signed the same document. Each counterpart shall be enforceable against the parties actually executing such counterpart, and all counterparts shall be construed together and shall constitute one instrument.

          10.10 Severability.  In the event that any provision of this
                ------------
Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          10.11 Obligations Several, Not Joint.  Each Purchaser shall be (i)
                ------------------------------
obligated hereunder only with respect to the purchase of the number of Purchased Shares set forth on Exhibit A beside such Purchaser's name, and no Purchaser shall have any liability with respect to any other Purchaser's obligations hereunder, and (ii) separately and independently entitled to rely on the representations and warranties of the other Purchasers and of the Company made to such Purchaser in this Agreement and to the benefit of all covenants and agreements of the other Purchasers and the Company made with such Purchaser herein.

          10.12 Currency.  All monetary amounts in this Agreement are stated in
                --------
United States Dollars.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                        COMPANY:
                                        --------

                                        AT HOME CORPORATION

                                        By: /s/ Thomas A. Jermoluk
                                            ------------------------------
                                            Name: Thomas A. Jermoluk
                                            Title: President/CEO

                                        PURCHASERS:
                                        -----------

                                        ROGERS CABLESYSTEMS LIMITED

                                        By: /s/ David Samuel
                                            ------------------------------
                                            Name: David Samuel
                                            Title: President, Rogers Wave

                                        By: /s/ M. L. Daly
                                            -----------------------------
                                            Name: M.L. Daly
                                            Title: Vice President, Treasurer

                                        SHAW CABLESYSTEMS LTD.

                                        By: /s/ Jim Shaw
                                            -----------------------------
                                            Name: Jim Shaw, Jr.
                                            Title: President

                                        By: /s/ Margot M. Micallef
                                            -----------------------------
                                            Name: Margot M. Micallef
                                            Title: Secretary

                                        SUN MICROSYSTEMS, INC.

                                        By: /s/ Michael Lehman
                                            -----------------------------
                                            Name: Michael Lehman
                                            Title: Vice President & Chief
                                                    Financial Officer

                                        NETSCAPE COMMUNICATIONS
                                        CORPORATION

                                        By: /s/ Peter L.S. Currie
                                            -----------------------------
                                            Name: Peter L.S. Currie
                                            Title:  SVP & CFO

                 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                        PURCHASERS


                                        By: /s/ James Barksdale
                                            -----------------------------
                                            Name: James Barksdale
                                            Title:

                                        MOTOROLA, INC.

                                        By: /s/ John W. Battin
                                            -----------------------------
                                            Name: John W. Battin
                                            Title: Senior Vice President and
                                                   General Manager, Multimedia
                                                   Group

                                        BAY NETWORKS, INC.

                                        By: /s/ David Rynne
                                            -----------------------------
                                            Name: David Rynne
                                            Title: Chief Financial Officer



                 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   EXHIBIT A
                                   ---------

                                   PURCHASERS
                                   ----------

Name and Address of Purchaser             Number of Shares of Series     Aggregate
-----------------------------             C Preferred to be Purchased  Purchase Price
                                           ---------------------------  --------------
ROGERS CABLESYSTEMS LIMITED                          75,000            $15,000,000.00
Suite 6400, Scotia Plaza
40 King Street W
Toronto, Ontario
Canada M5H 3Y2
Attn:  Chief Executive Officer
Fax:  (416) 864-2395

SHAW CABLESYSTEMS LTD.                               75,000            $15,000,000.00
Suite 900
630 Third Avenue SW
Calgary, Alberta
Canada T2P 4L4
Attn:  Mr. Jim Shaw Jr. and
       Margot M. Micallef, Esq.
Fax:   (403) 750-4531

SUN MICROSYSTEMS, INC.                               25,000            $ 5,000,000.00
2550 Garcia Avenue, MS PALI-530
Mountain View, CA  94043
Attn:  General Counsel
Fax:   (415) 336-0530

NETSCAPE COMMUNICATIONS CORPORATION                  20,000            $ 4,000,000.00
487 E. Middlefield Road
Mountain View, CA  94043
Attn:  Mr. Peter Currie
       Chief Financial Officer
       and Mr. J. Quincy Smith
Fax:   (415) 528-4139
and to
Attn:  Roberta R. Katz, Esq.
Fax:   (415) 528-4132
and to
Attn:  Larry W. Sonsini,  Esq.
       and Jim Strawbridge, Esq.
       Wilson, Sonsini, Goodrich
         and Rosati
Fax:   (415) 493-6811

Name and Address of Purchaser              Number of Shares of Series         Aggregate
-----------------------------              C Preferred to be Purchased      Purchase Price
                                           ---------------------------      --------------
JAMES BARKSDALE                                        5,000               $ 1,000,000.00
c/o Netscape Communications
Corporation
487 E. Middlefield Road
Mountain View, CA  94043
Fax:  (415) 528-4126

MOTOROLA, INC.                                        25,000               $ 5,000,000.00
Multimedia Group
1303 East Algonquin Road
Schaumburg, IL 60196-1065
Attn:  General Counsel
Fax:  (847) 576-3628
and to
Attn:  Mr. Douglas M. Robertson
       Director of Business
       Development and Marketing
Fax:   (847) 632-3164

BAY NETWORKS, INC.                                    15,000               $ 3,000,000.00
                                                      ------               --------------
4401 Great America Parkway
Santa Clara, CA  95054
Attn:  Mr. David Rynne
Fax:  (408) 495-1400

TOTAL                                                240,000               $48,000,000.00

                                   EXHIBIT D
                                   ---------

                       INFORMATION CONCERNING PURCHASERS

                                                                                           Jurisdiction in which Purchaser
                                        Jurisdiction of          Location of Purchaser's   will accept the Company's Offer to
          Purchaser                     Organization             Principal Office          Sell the Purchased Shares
          ---------                     ------------             -----------------------   ----------------------------------
          Rogers Cablesystems            Ontario                 Ontario, Canada           Ontario, Canada
          Limited

          Shaw Cablesystems Ltd.         Federal law of          Alberta, Canada           Alberta, Canada
                                         Canada

          Sun Microsystems, Inc.         Delaware                California                California

          Netscape Communications        Delaware                California                California
          Corporation

          James Barksdale                California              N/A                       California
                                         Resident

          Motorola, Inc.                 Delaware                Illinois                  Illinois

          Bay Networks, Inc.             Delaware                California                California